Exhibit 99.1

Southland Announces Second Quarter 2024 Results

GRAPEVINE, Texas, August 12, 2024 (Business Newswire) -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended June 30, 2024.

●	The Board of Directors has appointed Frank Renda as Interim Chairman of the Board.

●	Revenue of $251.5 million for the quarter ended June 30, 2024, compared to $256.9 million for the quarter ended June 30, 2023.

●	Gross loss of $40.0 million for the quarter ended June 30, 2024, compared to $33.8 million in gross loss for the quarter ended June 30, 2023.

●	Net loss attributable to stockholders of $46.1 million, or $(0.96) per share for the quarter ended June 30, 2024, compared to a net loss attributable to stockholders of $12.8 million, or $(0.27) per share for the quarter ended June 30, 2023.

●	Adjusted Net Loss attributable to stockholders of $46.1 million, or $(0.96) per share for the quarter ended June 30, 2024, compared to an Adjusted Net Loss attributable to stockholders of $35.4 million, or $(0.76) per share for the quarter ended June 30, 2023.(1)

●	Adjusted EBITDA of $(49.9) million for the quarter ended June 30, 2024, compared to $(42.2) million for the quarter ended June 30, 2023.(1)

●	New Awards of $374.8 million for the quarter ended June 30, 2024.

●	Backlog of $2.74 billion, compared to $2.64 billion as of March 31, 2024.

●	Positive cash flow from operations of $27.4 million for the quarter ended June 30, 2024.

Southland settled several contract disputes that are reflected in the second quarter 2024 income statement. These settlements resulted in approximately $58 million of cash that is expected to be collected in the third quarter 2024. As a result of these specific settlements, an approximate $40 million non-recurring charge was recorded in the second quarter. All of this non-recurring charge, related to dispute settlements, was in the Materials & Paving business.

Southland’s President & Chief Executive Officer, Frank Renda, said, “We continue to make strides in putting our legacy projects behind us and improving our balance sheet and liquidity profile. While we are disappointed about making the decision to settle for less than we believe we were owed in certain circumstances, it was the best decision for Southland’s long-term outlook. We will avoid a lengthy legal process on these disputes that could have tied up our resources for years. In addition to the $58 million of settlements, we closed on a real estate transaction that put approximately $25 million on the balance sheet in the third quarter. I’m also encouraged by the $27 million of positive cash flow from operations our teams generated in the second quarter before taking into consideration the recent dispute settlements. With the recent dispute settlements and other initiatives to strengthen our balance sheet, we are in a much stronger position today to negotiate our remaining legacy disputes and we will continue to vigorously pursue all of the money we are owed. Lastly, we had $375 million of new project awards in our core business in the quarter and continue to see strong demand across our core end markets. I remain extremely confident in our core business and the long-term outlook for Southland, despite the headwinds we face in the legacy business.”

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “Adjusted Net Loss,” “Adjusted Net Loss Per Share,” and “Adjusted EBITDA”

2024 Second Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2024	June 30, 2023
Revenue	$251,512	$256,927
Cost of construction	291,534	290,721
Gross loss	(40,022)	(33,794)
Selling, general, and administrative expenses	15,680	16,448
Operating loss	(55,702)	(50,242)
Loss on investments, net	53	50
Other income, net	1,053	24,007
Interest expense	(6,720)	(4,305)
Losses before income taxes	(61,316)	(30,490)
Income tax benefit	(15,961)	(18,589)
Net loss	(45,355)	(11,901)
Net income attributable to noncontrolling interests	722	925
Net loss attributable to Southland Stockholders	$(46,077)	$(12,826)

Net loss per share attributable to common stockholders
Basic(1)	$(0.96)	$(0.27)
Diluted(1)	$(0.96)	$(0.27)
Weighted average shares outstanding
Basic(1)	48,030,951	46,870,890
Diluted(1)	48,030,951	46,870,890

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended June 30, 2024, and June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended June 30, 2024, was $251.5 million, a decrease of $5.4 million, or 2.1%, compared to the three months ended June 30, 2023. Materials & Paving business contributed $8.9 million to revenue in the three months ended June 30, 2024.

Gross loss for the three months ended June 30, 2024, was $40.0 million, an increase of $6.2 million, or (18.4)%, compared to gross loss of $33.8 million for the three months ended June 30, 2023. Gross loss increased to (15.9)% from (13.2)% for the three months ended June 30, 2024, compared to the three months ended June 30, 2023. Materials & Paving business negatively impacted gross loss by $46.8 million in the three months ended June 30, 2024.

Selling, general, and administrative costs for the three months ended June 30, 2024, were $15.7 million, a decrease of $0.8 million, or 4.7%, compared to the three months ended June 30, 2023. Selling, general, and administrative costs as a percent of revenue were 6.2% for the three months ended June 30, 2024, compared to 6.4% for the three months ended June 30, 2023.

Condensed Consolidated Statements of Operations (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2024	June 30, 2023
Revenue	$539,609	$531,756
Cost of construction	559,210	546,607
Gross loss	(19,601)	(14,851)
Selling, general, and administrative expenses	30,074	32,019
Operating loss	(49,675)	(46,870)
Gain (loss) on investments, net	(23)	18
Other income, net	1,589	21,408
Interest expense	(12,375)	(7,559)
Losses before income taxes	(60,484)	(33,003)
Income tax benefit	(15,654)	(16,836)
Net loss	(44,830)	(16,167)
Net income attributable to noncontrolling interests	1,653	1,323
Net loss attributable to Southland Stockholders	$(46,483)	$(17,490)

Net loss per share attributable to common stockholders
Basic(1)	$(0.97)	(0.38)
Diluted(1)	$(0.97)	(0.38)
Weighted average shares outstanding
Basic(1)	47,978,012	46,043,878
Diluted(1)	47,978,012	46,043,878

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the six months ended June 30, 2024, and June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the six months ended June 30, 2024, was $539.6 million, an increase of $7.9 million, or 1.5%, compared to the six months ended June 30, 2023. Materials & Paving business contributed $47.5 million to revenue in the six months ended June 30, 2024.

Gross loss for the six months ended June 30, 2024, was $19.6 million, an increase of $4.8 million, or (32.0)%, compared to gross loss of $14.9 million for six months ended June 30, 2023. Gross loss margin increased from (2.8)% to (3.6)% for the six months ended June 30, 2024, compared to the six months ended June 30, 2023. Materials & Paving business negatively impacted gross loss by $57.1 million in the six months ended June 30, 2024.

Selling, general, and administrative costs for the six months ended June 30, 2024, were $30.1 million, a decrease of $1.9 million, or 6.1%, compared to the six months ended June 30, 2023. Selling, general, and administrative costs as a percent of revenue were 5.6% for the six months ended June 30, 2024, compared to 6.0% for the six months ended June 30, 2023.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	June 30, 2024		June 30, 2023
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$79,368	31.6%	$65,567	25.5%
Transportation	172,144	68.4%	191,360	74.5%
Total revenue	$251,512	100.0%	$256,927	100.0%

	Six Months Ended
(Amounts in thousands)	June 30, 2024		June 30, 2023
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$163,641	30.3%	$138,556	26.1%
Transportation	375,968	69.7%	393,200	73.9%
Total revenue	$539,609	100.0%	$531,756	100.0%

Segment Gross Profit (Loss)

	Three Months Ended
(Amounts in thousands)	June 30, 2024		June 30, 2023
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$9,160	11.5%	$5,906	9.0%
Transportation	(49,182)	(28.6)%	(39,700)	(20.7)%
Gross profit	$(40,022)	(15.9)%	$(33,794)	(13.2)%

	Six Months Ended
(Amounts in thousands)	June 30, 2024		June 30, 2023
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$27,030	16.5%	$14,672	10.6%
Transportation	(46,631)	(12.4)%	(29,523)	(7.5)%
Gross profit	$(19,601)	(3.6)%	$(14,851)	(2.8)%

Adjusted EBITDA Reconciliation

	Three Months Ended		Six Months Ended
(Amounts in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net loss attributable to Southland Stockholders	$(46,077)	$(12,826)	$(46,483)	$(17,490)
Depreciation and amortization	5,572	8,176	11,149	16,736
Income tax benefit	(15,961)	(18,589)	(15,654)	(16,836)
Interest expense	6,720	4,305	12,375	7,559
Interest income	(176)	(161)	(360)	(298)
EBITDA	(49,922)	(19,095)	(38,973)	(10,329)
Transaction related costs	-	559	-	1,594
Contingent earnout consideration non-cash expense reversal	-	(23,625)	-	(20,689)
Adjusted EBITDA	$(49,922)	$(42,161)	$(38,973)	$(29,424)

Backlog

(Amounts in thousands)
Balance December 31, 2023	$2,834,966
New contracts, change orders, and adjustments	475,655
Less: contract revenue recognized in 2024	(566,872)
Balance June 30, 2024	$2,743,749

Adjusted Net Loss and Adjusted Net Loss Per Share Attributable to Common Stock Reconciliation

	Three Months Ended		Six Months Ended
(Amounts in thousands except shares and per share data)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Reconciliation of adjusted net loss attributable to common stock:
Net loss attributable to common stock (GAAP as reported)	$(46,077)	$(12,826)	$(46,483)	$(17,490)
Adjustments:
Transaction related costs	-	559	-	1,594
Contingent earnout consideration non-cash expense	-	(23,625)	-	(20,689)
Income tax impact of adjustments(1)	-	463	-	(311)
Adjusted net loss attributable to common stockholders	$(46,077)	$(35,429)	$(46,483)	$(36,896)

Weighted average shares outstanding for diluted and adjusted diluted earnings per share(2)	48,030,951	46,870,890	47,978,012	46,043,878

Diluted loss per share attributable to common stock(2)	$(0.96)	$(0.27)	$(0.97)	$(0.38)
Adjusted diluted loss per share attributable to common stock(2)	$(0.96)	$(0.76)	$(0.97)	$(0.80)

(1)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(2)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for three and six months ended June 30, 2024, and June 30, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands, except share and per share data)	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$52,352	$49,176
Restricted cash	16,817	14,644
Accounts receivable, net	244,174	194,869
Retainage receivables	123,942	109,562
Contract assets	526,379	554,202
Other current assets	16,894	20,083
Total current assets	980,558	942,536

Property and equipment, net	110,992	102,150
Right-of-use assets	10,615	12,492
Investments - unconsolidated entities	123,883	121,648
Investments - limited liability companies	2,590	2,590
Investments - private equity	3,115	3,235
Deferred tax asset	26,910	11,496
Goodwill	1,528	1,528
Intangible assets, net	1,505	1,682
Other noncurrent assets	1,711	1,711
Total noncurrent assets	282,849	258,532
Total assets	$1,263,407	$1,201,068

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$248,660	$162,464
Retainage payable	41,688	40,950
Accrued liabilities	109,766	124,667
Current portion of long-term debt	134,534	48,454
Short-term lease liabilities	10,401	14,081
Contract liabilities	225,193	193,351
Total current liabilities	770,242	583,967

Long-term debt	173,239	251,906
Long-term lease liabilities	4,543	5,246
Deferred tax liabilities	2,017	2,548
Long-term accrued liabilities	50,081	49,109
Other noncurrent liabilities	47,735	47,728
Total long-term liabilities	277,615	356,537
Total liabilities	1,047,857	940,504

Commitment and contingencies (Note 7)

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 48,105,512 and 47,891,984 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in-capital	271,423	270,330
Accumulated deficit	(65,736)	(19,253)
Accumulated other comprehensive loss	(2,422)	(1,460)
Total stockholders’ equity	203,270	249,622
Noncontrolling interest	12,280	10,942
Total equity	215,550	260,564
Total liabilities and equity	$1,263,407	$1,201,068

Condensed Consolidated Statement of Cash Flows (unaudited)

	Six Months Ended
(Amounts in thousands)	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(44,830)	$(16,167)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,149	16,736
Loss on extinguishment of debt	111	-
Deferred taxes	(15,870)	(21,866)
Change in fair value of earnout liability	-	(20,689)
Share based compensation	1,299	-
Gain on sale of assets	(2,855)	(85)
Foreign currency remeasurement (gain) loss	4	(3,641)
Earnings from equity method investments	(3,150)	(140)
TZC investment present value accretion	(2,234)	(1,213)
Loss on trading securities, net	23	24
Changes in assets and liabilities:
Accounts receivable	(64,672)	(53,589)
Contract assets	27,398	4,803
Other current assets	3,181	(4,093)
Right-of-use assets	1,873	343
Accounts payable and accrued liabilities	77,204	21,700
Contract liabilities	31,851	65,774
Operating lease liabilities	(1,608)	(126)
Other	(1,340)	1,593
Net cash provided by (used in) operating activities	17,534	(10,636)

Cash flows from investing activities:
Purchase of property and equipment	(4,232)	(4,953)
Proceeds from sale of property and equipment	3,206	7,214
Contributions to other investments	(13)	(21)
Distributions from other investments	110	-
Distributions from investees	4,161	-
Capital contribution to unconsolidated investments	(250)	-
Net cash provided by investing activities	2,982	2,240

Cash flows from financing activities:
Borrowings on revolving credit facility	5,000	3,000
Payments on revolving credit facility	(5,000)	-
Borrowings on notes payable	24,678	248
Payments on notes payable	(36,910)	(27,701)
Payments of deferred financing costs	(31)	-
Pre-payment premium	(111)	-
Advances from related parties	138	215
Payments from related parties	-	5
Payments on finance lease	(2,656)	(2,396)
Distribution to members	-	(110)
Payment of taxes related to net share settlement of RSUs	(206)	-
Other	-	17,088
Net cash used in financing activities	(15,098)	(9,651)

Effect of exchange rate on cash	(69)	164

Net increase (decrease) in cash and cash equivalents and restricted cash	5,349	(17,883)
Beginning of period	63,820	71,991
End of period	$69,169	$54,108

Supplemental cash flow information
Cash paid for income taxes	$203	$2,903
Cash paid for interest	$11,970	$7,541
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$4,272	$8,528
Assets obtained in exchange for notes payable	$16,009	$6,667
Related party payable exchanged for note payable	$3,797	$-
Issuance of post-merger earn out shares	$-	$35,000
Dividend financed with notes payable	$-	$50,000

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 13, 2024. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), backlog, adjusted net income (loss), adjusted net income (loss) per share and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: adjusted net income (loss) per share attributable to common stock (a non-GAAP financial measure) to net income (loss) per share attributable to common stock; and adjusted net income (loss) attributable to common stock, and Adjusted EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com